Exhibit 5.1

Sullivan Israel (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-74-758-0480 sullivanlaw.com

October 20, 2020

To:

Nano Dimension Ltd.

2 Ilan Ramon St.

Ness Ziona, 7403635, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Nano Dimension Ltd., an Israeli company organized under the laws of the State of Israel (the “Company”), in connection with a Registration Statement on Form F-3 (the “Registration Statement”) being filed by the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to an aggregate of $200,000,000 of American Depositary Shares (“ADSs”), each representing one ordinary share, par value NIS 5.00 per share, of the Company (“Ordinary Shares,” and together with the ADSs, the “Securities”).

In connection herewith, we have examined originals or copies, satisfactory to us, of the Company’s amended and restated articles of association and resolutions of the board of directors, and we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications and limitations stated herein, and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that with respect to the Ordinary Shares underlying ADSs, assuming the taking of all necessary corporate actions to authorize and approve the issuance of any ADSs and/or Ordinary Shares, as the case may be, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, such Ordinary Shares will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Sullivan & Worcester Israel (Har-Even & Co.)
Sullivan & Worcester Israel (Har-Even & Co.)